UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VMWARE, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Q. What happens to my equity awards (e.g., restricted stock units (RSUs) and stock options)?

A. At closing, all outstanding VMware PSUs and RSUs held by employees will be converted into Broadcom RSUs, and the same time-based vesting schedule and award terms and conditions will continue to apply. Outstanding options will be accelerated and canceled in exchange for a payment equal to the in-the-money value of the option (if any), which such payment consisting of a mixture of cash and Broadcom common stock.

Q: Will we continue to supply critical and innovative software solutions to our customers?

A: Yes. We remain committed to delivering multi-cloud services for all applications that our customers need to accelerate their business today, and in the future. Once the deal closes, Broadcom will invest in VMware to help us continue to grow a robust ecosystem across all cloud and on-premises infrastructure vendors, as well as new partnership opportunities.

After the deal closes and combining the complementary Broadcom Software portfolio with the leading VMware platform, the new VMware will provide enterprise customers an expanded platform of critical infrastructure solutions to help accelerate innovation and address the most complex information technology infrastructure needs. The combined solutions will enable customers, including leaders in all industry verticals, greater choice and flexibility to modernize, build, deploy, connect, and protect applications consistently, regardless of where they run: from the data center, to any cloud, and to the edge.

Q: You said being an independent company was the best path forward for VMware. How do you square that with this announcement?

A: Earlier this month, our Board received an unsolicited offer from Broadcom, which included a significant premium for shareholders. This shows that the work we are doing and have done offers tremendous value. After the deal close, together with Broadcom, VMware will be even better positioned to deliver valuable solutions to even more of the world’s largest enterprises, with a continued focus on technology innovation. Broadcom will invest in VMware to help us continue to grow a robust ecosystem across all cloud and on-premises infrastructure vendors, as well as new partnership opportunities. This is a landmark moment for VMware.

Q: Will being part of Broadcom change your strategy?

A: Broadcom likes our strategy and wants us to execute on it. At this point in time, the best thing we can do is to continue to execute as per our plan. After the deal closes and combining the complementary Broadcom Software portfolio with the leading VMware platform, along with a shared focus on technology innovation, the new VMware will provide enterprise customers an expanded platform of critical infrastructure solutions to accelerate innovation and address the most complex information technology infrastructure needs. The combined solutions will enable customers, including leaders in all industry verticals, greater choice and flexibility to modernize, build, deploy, connect, and protect applications consistently, regardless of where they run: from the data center, to any cloud, and to the edge.

Q: Are stockholders getting a fair price? Why not wait to do a deal until the markets have recovered?

A: In valuing VMware at approximately $61 billion equity value based on the closing price of Broadcom common stock as of May 25, 2022, the Board believes this is a very meaningful premium for the company. Based on the closing price of Broadcom common stock of $531.63 on May 25, 2022, the implied blended per-share consideration was valued at $138.23. This represents a 44% premium to VMware’s unaffected closing price as of May 20, 2022. Additionally, the opportunity for VMware stockholders to elect to receive Broadcom stock as consideration provides them with the opportunity to benefit from the upside of the combined company.

Upon deal close, together with Broadcom, VMware will be even better positioned to deliver valuable solutions to even more of the world’s largest enterprises, with a continued focus on technology innovation. This is a landmark moment for VMware.

Q: Are there VMware businesses that overlap or are likely to be less appealing to Broadcom?

A: Overall, we view our business as complementary to Broadcom’s, with little overlap. Broadcom is a leader in hardware infrastructure datacenter and network innovation; VMware is a leader in software infrastructure and multi-cloud. After the deal is closed and combining the complementary Broadcom Software portfolio with the leading VMware platform, the new VMware will provide enterprise customers an expanded platform of critical infrastructure solutions to accelerate innovation and address the most complex information technology infrastructure needs. The combined solutions will enable customers, including leaders in all industry verticals, greater choice and flexibility to modernize, build, deploy, connect, and protect applications consistently, regardless of where they run: from the data center, to any cloud, and to the edge.

Q: Does this acquisition conflict with VMware’s growth strategy?

A: No – we believe the deal will enhance our growth strategy. We remain committed to delivering multi-cloud services for all applications that our customers need to accelerate their business today, and in the future. After the deal closes, Broadcom will invest in VMware to help us continue to grow a robust ecosystem across all cloud and on-premises infrastructure vendors, as well as new partnership opportunities.

Q: Does this change our priority on ARR?

A: No. ARR remains a key, leading indicator of our transition to a subscription and SaaS business, and we expect it will continue to be a meaningful measure for our priorities after the deal closes.

Q. You characterize Broadcom as innovative? Can you help me understand why you see it that way?

A. Similar to VMware, Broadcom equips customers with the tools and resources to help their customers innovate and move their business forward. Their broad portfolio addresses customer problems in a way to help increase efficiency and reallocate resources to move fast and scale their business to new opportunities. And their R&D investments reflect this, with R&D investments totaling $4.9 billion in their latest fiscal year, 24x their FY2009 spend. Broadcom’s solid vision, coupled with their strong R&D investment and capabilities, continues to move the industry forward, at scale. After close, Broadcom intends to invest in VMware’s businesses, making VMware the software platform for Broadcom.

Q: You sold me on the advantages of being an independent public company. Why aren’t we staying the course?

A: As you know, we have been executing our multi-cloud strategy and plan. Broadcom sees broad value in the VMware portfolio and values our role as the trusted partner to build our customer’s multi-cloud future. As such, we received an unsolicited proposal to buy the company at a substantial premium. The VMware Board of Directors assessed the proposal and determined it would be in the best interest of shareholders to accept the offer, including a “go-shop” provision under which VMware and its Board of Directors may actively solicit, receive, evaluate and potentially enter negotiations with parties that offer alternative proposals during a 40-day period following the execution date of the definitive agreement. Broadcom is a successful, strong franchise with a track record of R&D investment. They are focused on solving complex IT infrastructure problems, which is complementary to our role as the trusted foundation to accelerate innovation. Broadcom intends to invest in VMware’s businesses, making VMware the software platform for Broadcom.

Q: Does this change VMware’s focus on DEI?

A: No. Like VMware, Broadcom believes achieving DEI goals is critical to long-term success. Diversity of representation leads to diversity of thought, which accelerates our business innovation. Broadcom believes that a focus on inclusive behavior and equity fosters a workplace culture where employees have an opportunity to grow, thrive and succeed.

Q: What happens next? When will we know the outcome of Broadcom’s plans?

A: The transaction is expected to be completed during Broadcom’s fiscal year 2023, pending regulatory approvals and other customary closing conditions, including VMware stockholder approval. We have a small, focused team dedicated to charting our future as part of Broadcom. For most of you, your job remains the same: run VMware and continue to focus on delivering for our customers. We will be sure to share information and updates with our community of colleagues as soon as we can.

Q: Who will lead VMware once the deal closes?

A: While it’s too soon to provide these specifics, after close, Broadcom intends to invest in VMware’s businesses, making VMware the software platform for Broadcom.

Q: Will there be layoffs once the deal closes?

A: Remember, we remain an independent company until a transaction is closed. While we cannot speak for Broadcom, our hiring plans, which are based on our operating plans and workforce needs, continue.

Q. I’m a manager with open requisitions; can I still hire?

A. Yes. We continue to actively manage our hiring plans and capacity. Consistent with current practice, our hiring plans continue to be the result of our operating plans and workforce needs in partnership with our finance and talent acquisition teams. However, prior to beginning a hiring process for any individual that will have a title of Vice President or above, please consult with legal.

Q. I am a manager with a new hire starting soon but who already terminated at their prior company, what do I tell them?

A. We will remain an independent company until a transaction closes, and we continue to fill our hiring plans aligned with our Future of Work initiatives. We’re excited for more people to join our community for the journey ahead!

Q. I am interviewing candidates and/or just offered a job to a candidate, what do I tell them?

A. We see the opportunity now more than ever. Customers increasingly want solutions and platforms to achieve their business objectives and customers want simplicity and fewer vendors to strategically partner with. Broadcom is a leader in hardware infrastructure datacenter and network innovation; VMware is a leader in software infrastructure and multi-cloud; and both have a strong commitment to technology innovation. Once the deal closes, together, we will create a remarkable enterprise software player, offering customers greater choice and flexibility to modernize, build, deploy, connect, and protect applications consistently, regardless of where they run: from the data center, to any cloud, and to the edge.

Q. Is T&E frozen? Can I still do business travel?

A. We will remain an independent company until a transaction is closed. As such, VMware travel and expense policies remain unchanged at this time. Do note that due to the COVID-19 pandemic, all travel remains restricted to business-critical travel. By ‘business-critical,’ we mean that there is a customer, partner or other business issue or opportunity that is essential and must be managed in person. All travel must be approved by the employee’s manager, prior to booking. Please check the latest travel policy information on Source.

Q. I have been approached by a journalist / other stakeholder – what should I do?

•	Media: [REDACTED]

•	Investors and Financial analysts: [REDACTED]

•	Industry Analysts: [REDACTED]

Q: How will this impact our partners?

A: After close and together with Broadcom, VMware will be even better positioned to deliver valuable solutions to even more of the world’s largest enterprises, with a continued focus on technology innovation. Once the deal closes, VMware will become the software platform for Broadcom, a company that is committed to exceptional customer service and understands the trust our customers place in us. After close, Broadcom will continue to invest in VMware, enabling both our innovation and the competitiveness of our best-in-class offerings. As part of Broadcom, we will have the additional resources to execute on the significant opportunities we see ahead of us, and most importantly, better serve our customers so they can thrive in this increasingly complex multi-cloud era. Until the transaction closes, however, it is business as usual, and Broadcom and VMware remain separate companies.

Q: Will we continue our engagement with hyperscalers to support a multi-cloud strategy? VMware hyperscaler partnerships are an important part of our multi-cloud strategy. Can we expect this collaboration to continue with Broadcom support?

A: Yes. We remain committed to delivering multi-cloud services for all applications that our customers need to accelerate their business today, and in the future. After the deal closes, Broadcom will invest in VMware to help us continue to grow a robust ecosystem across all cloud and on-premises infrastructure vendors, as well as new partnership opportunities.

Q: How is this good for current VMware customers?

A: There is no change to our product strategy, and our commitment to innovation and customer experience.

After close, combining the complementary Broadcom Software portfolio with the leading VMware platform, will provide enterprise customers an expanded platform of critical infrastructure solutions to accelerate innovation and address the most complex information technology infrastructure needs. The combined solutions will enable greater choice and flexibility for our customers to modernize, build, deploy, connect, and protect applications consistently, regardless of where they run: from the data center, to any cloud, and to the edge. Until the transaction closes, however, it is business as usual and Broadcom and VMware remain separate companies.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended. These forward-looking statements include but are not limited to statements that relate to the expected future business and financial performance, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined business, the expected amount and timing of the synergies from the proposed transaction, and the anticipated closing date of the proposed transaction. These forward-looking statements are identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words or phrases. These forward-looking statements are based on current expectations and beliefs of Company and Broadcom management and current market trends and conditions.

These forward-looking statements involve risks and uncertainties that are outside the Company’s and Broadcom’s control and may cause actual results to differ materially from those contained in forward-looking statements, including but not limited to: the effect of the proposed transaction on our ability to maintain relationships with customers, suppliers and other business partners or operating results and business; the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed transaction and realize expected synergies; business disruption following the proposed transaction; difficulties in retaining and hiring key personnel and employees due to the proposed transaction and business combination; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; Broadcom’s significant indebtedness, including indebtedness incurred in connection with the proposed transaction, and the need to generate sufficient cash flows to service and repay such debt; the disruption of current plans and operations; the outcome of any legal proceedings related to the transaction; the ability to consummate the proposed transaction on a timely basis or at all; Broadcom’s ability to successfully integrate the Company’s operations into Broadcom’s business; the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed transaction and realize synergies; the impact of public health crises, such as pandemics (including COVID-19) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global political and economic conditions, including rising interest rates, the impact of inflation and challenges in manufacturing and the global supply chain; and other events and trends on a national, regional and global scale, including the cyclicality in the semiconductor industry and other target markets and those of a political, economic, business, competitive and regulatory nature.

These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s and Broadcom’s respective periodic reports and other filings with the SEC, including the risk factors identified in the Company’s and Broadcom’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither the Company nor Broadcom undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Broadcom intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and that also constitutes a prospectus of Broadcom. Each of the Company and Broadcom may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that the Company or Broadcom may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Broadcom and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://ir.vmware.com. Copies of the documents filed with the SEC by Broadcom will be available free of charge on Broadcom’s website at https://investors.broadcom.com.

Participants in the Solicitation

The Company, Broadcom and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 27, 2022, the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2022, which was filed with the SEC on March 24, 2022, a Form 8-K filed by the Company on April 22, 2022 and a Form 8-K filed by the Company on May 2, 2022. Information about the directors and executive officers of Broadcom, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Broadcom’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on February 18, 2022, and Broadcom’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, which was filed with the SEC on December 17, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company and Broadcom using the sources indicated above.